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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statements (Forms S-8 No. 33-8405 and No. 33-43898) pertaining to the Incentive Stock Option Plan of Westcorp and the Westcorp 1991 Stock Option Plan, respectively, and in the related prospectus of our report dated January 16, 1996, with respect to the consolidated financial statements of Westcorp included in the Annual Report (Form 10-K) for the year ended December 31, 1995.

                                          ERNST & YOUNG LLP

Los Angeles, California
March 26, 1996

                                      F-34